Lease Agreement for a Room in Building
                        at Bangkok International Airport


                                                         Agreement No. 1-07/2539


This agreement is made at Airports Authority of Thailand on 15 January 1997 between Airports Authority of Thailand, represented by Air Chief Marshal Chanin Chantrubeksa, Governor of Airports Authority of Thailand, hereinafter called "the Lessor" of one part, and J.M.T. Duty Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 888/60-62 Ploenchit Road, Kwang Lumpini, Khet Pathumwan, Bangkok, represented by Mr. Viratana Suntaranond, the authorized person to enter juristic act binding J.M.T. Duty Free Co., Ltd., hereinafter called "the Lessee" of the other part.


 Whereas the Lessor agrees to lease out and the Lessee agrees to lease the property of the Lessor for the purpose of making it an office of the Lessee.


 Therefore, both parties agree to enter into an agreement, as follows


 The Lessor agrees to lease out and the Lessee agrees to lease the property under the terms and conditions in the "Agreement on Lease" and the Annexes which shall be deemed part of this agreement :


  Annex A Details of the leased property, lease period, rents, fees and charges, chart showing location of the leased premises


  Annex B      Guarantee on Lease

Annex C Documentary evidence of registration as a juristic person of the Lessee, and document showing authorization to sign as the Lessee


 Annex D       Others (if any)


 This agreement is made in duplicate. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.







 The Lessor                                          The Lessee
 ----------                                          ----------


  Chanin Chantrubeksa


 (Signed) Air Chief Marshal                          (Signed)
                (Chanin Chantrubeksa)                (Mr. Viratana Suntaranond)


 Witness                                             Witness
 -------                                             -------


 (Signed)                                            (Signed)
          (Miss Chor. Jaruwan Petpaisit)                 (Mrs. Manunya Benjakun)

                               Agreement on Lease


1    General Agreement

2.   Special Agreement

                         -------------------------------


1.   General Agreement


     1.1  Scope of Lease


          The Lessee agrees to lease the property of the Lessor, hereinafter called the "leased premises" according to the details in Annex A.


     1.2  Period of Lease


          The Lessor agrees to lease out the leased premises under this agreement for the period prescribed in Annex A.


          If the Lessee is desirous to request for extension of the lease, the Lessee shall forward a written notice to the Lessor at least forty five (45) days in advance prior to the expiration date. However, the Lessor reserves the right to consider it as the Lessor deems appropriate.



     1.3  Rents and Method of Payment

          1.3.1 The Lessee agrees to pay rents to the Lessor as follows:

          (a)  Fee for entering into the agreement,  Baht 5,000.- (Five Thousand
               Baht), not including value added tax.


          (b)  Rents, fees and charges, are as indicated in Annex A.


          1.3.2 Payment of the fee under Clause 1. 3. 1 (a) shall be made to the Lessor on the signing date of this agreement.


          1.3.3 For the rents, fees and charges indicated in Annex A, the Lessee agrees to make monthly payment to the Lessor in advance by the 5th of every month.


          1.3.4 The Lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges or other expenses incurred from the lease under this agreement, and shall pay them to the Lessor within the due date indicated in the invoices.


          1.3.5 The Lessee agrees to be responsible for all taxes, duties and fees incurred from the lease under this agreement such as value added tax which is subject to payment according to the existing law or those to be issued in the future, on behalf of the Lessor.


               The housing and land taxes indicated in Annex A are estimated average monthly amount. Should the rate of housing and land taxes changes, the Lessee consents the Lessor to collect at the adjusted rate accordingly.


          1.3.6 All payment under this contract shall be made to Finance Division, Finance Department, of the Lessor. After the Lessee has made payment to the Lessor, the Lessor shall issue a receipt to the Lessee as evidence. The receipt shall have the signatures of Director, Finance Division, Finance Department, of the Lessor or the designated person, jointly with cashier of Finance Division, Finance Department, or the designated person.

          1.3.7 If the Lessee is in default of payment of rents, duties and expenses payable to the Lessor under this contract, the Lessee agrees to pay a fine to the Lessor at a rate 1.5 % (one point five) per month of the outstanding amount throughout the whole period thereof. Fraction of a month shall be calculated as one month.


               The Lessee acknowledges that this context is separate which shall not impair the Lessor's right to terminate the agreement or claim damages.


1.4  Duties and Responsibilities of the Lessee


          1.4.1 The Lessee shall not make use of the leased premises for any business other than the purpose specified in the agreement; unless a written permission has been obtained from the Lessor first.


          1.4.2 The Lessee shall not sub-lease the leased premises, in whole or in part, or transfer the leasehold to a third party or allow a third party to make use of the leased premises, in whole or in part; unless a written permission has been obtained from the Lessor first.


          1.4.3   The Lessee shall not renovate,  alter,  make extension to the
                  leased  premises;   unless  a  written  permission  has  been
                  obtained from the Lessor first.


                  If any renovation, alteration, extension or repair, either minor or major repair in the leased premises due to whatever reasons, such property shall belong to the Lessor from the date of action onwards, and the Lessee shall not claim for expenses or damages from the Lessor.

         1.4.4 The Lessee shall keep the leased premises in proper condition and clean at all times. If the leased premises appears to be dirty, unbecoming, or damaged, the Lessee shall arrange for cleaning or repair at the Lessee's own expense.


         1.4.5 The Lessee shall have available, at the Lessee's own expense, the fire extinguisher at the location approved by the Lessor in the leased premises.


         1.4.6 The Lessee shall comply, and ensure that the Lessee's dependents or the persons whom the Lessee has appointed, assigned, hired or asked to perform various works in the business operation shall comply with the relevant instructions, regulations, or directives of the Lessor; both existing and to be issued in the future. The Lessee shall be cautious, not allowing any person to take any illegal action in the leased premises, or keep or hide any illegal item therein. If any damage derived therefrom, the Lessee shall be liable to the Lessor in all respects for the consequences of that person's action as if committed by the Lessee.


          1.4.7 Throughout the lease period, the Lessee shall facilitate and allow the Lessor or the Lessor's staff to enter into and inspect the leased premises from time to time during reasonable hours.


1.5  Right to Adjust Rents, Fees and Charges


     During the period of this agreement, the Lessor reserves the right to adjust the rents, fees and charges as deemed appropriate, whereby the Lessee shall be notified in advance. The Lessee agrees to pay the newly adjusted rents, fees and charges accordingly.


1.6  Termination of Agreement

          1.6.1 During the period of this agreement, if the Lessor or the Lessee is desirous to terminate the agreement prior to the expiration date, the Lessor or the Lessee may do so; provided that a written notice shall be given to the other party at least 30 (thirty) days in advance. In case the Lessor terminates the agreement prior to the expiration date, the Lessee agrees not to sue or claim for any damages from the Lessor.

          1.6.2 All clauses of this agreement are deemed essential, if it appears that the Lessee has acted or omitted to act which is a breach of or failure to comply with any clause thereof, or becomes bankrupted, the Lessor has the right to immediately terminate this agreement. Furthermore, the Lessor is entitled to claim for damages and forfeit the Performance Guarantee as well.

1.7  Return of the Leased Premises

          1.7.1 Upon expiration date or termination of this agreement by the Lessor or the Lessee according to Clause 1.6, as the case may be, it shall be deemed that this agreement becomes extinct immediately. The Lessee shall promptly arrange for removal of the Lessee's property out of the leased premises and return it to the Lessor within seven (7) days from the expiration date or the termination date, as the case may be.

          1.7.2 If the Lessee fails to comply with Clause 1.7. 1, the Lessee consents the Lessor to Immediately repossess the leased premises and lift away or remove the Lessee's property from the leased premises, whereby the Lessee consents to reimburse the amount the Lessor has had to pay in carrying it out, and should any damage occurred the Lessee shall not claim for compensation.

          1.7.3 Besides the consent for the Lessor to repossess the leased premises according to Clause 1.7.2, the Lessee also consents to pay a daily fine to the Lessor at the rate specified in Annex A, from the supposed date of returning the leased premises until the date on which the Lessee and attendants have vacated the leased premises and returned the same to the Lessor or the Lessor has carried out according to Clause 1.7.2, as the case may be.

1.8  Performance Guarantee

     Unless otherwise specified in Clause 2 of Agreement on Lease, the Lessee shall submit cash or Letter of Guarantee of a domestic bank for the amount equivalent to three (3) times of the monthly rent to the Lessor as Performance Guarantee.

     The above shall be returned after the Lessee has been relieved from all obligations under this agreement.

     In case of any amendment of the agreement thereby the rent has been increased, the Lessee shall submit guarantee for the additional amount accordingly.

1.9  Notice

     All notices under this agreement shall be made in writing and shall be deemed as legally forwarded if having been forwarded by one of the following;

     - delivered to the person who has duty concerned with each party; or registered mail

     -      to the addresses of both parties prescribed in Clause 2.

1.10  Dispute


      In case of any dispute arisen in connection with this contract, both parties agree that the case shall be presented to the court in Bangkok.


Clause 2   Special Agreement


           Notice


           Name and Address of the Lessor


                     Airports Authority of Thailand
                     Vibhavadi Rangsit Road, Khet Don Muang
                     Bangkok 10210


                     Tel.        535-1405, 535-1815
                     Telefax     531-5559


                     Name and Address of the Lessee


                                  J.M.T. Duty Free Co., Ltd.
                                  888/60-62 Ploenchit Road
                                  Kwang Lumpini, Khet Pathumwan
                                  Bangkok

                     Tel.         253-6451-9, 254-6840-2, 535-3961-3
                     Telefax      254-6852, 535-3964




       Details of Rents and Chart Showing Location of the Leased Premises
               Lease Agreement No. 1-07/2539 dated 15 January 1997
-----------------------------------------------------------------------------------------------------------------------------------

Location of Lease   Area, Square    Rent,               Rent,        Fee for      Building and   Fine,

  Premises          Metre (Sq.m.)   Baht/Sq.m./month    Baht/Month   Services,    Land Taxes,    Baht/Month   Lease Period

                                                                     Baht/Month   Baht/Month
                                                                                                              From         to
-----------------------------------------------------------------------------------------------------------------------------------
  Room in Office  Building, Bangkok  International Airport
 ---------------------------------------------------------
 No. 2091, 2092,        217.50            325. -        70,687.50      10,603.13     8,835.94      6,008.44   16 Sept.     15 Sept.
                                                                                                              1996         1999
    2093 and 2094
-----------------------------------------------------------------------------------------------------------------------------------

The Lessor                                            The Lessee
----------                                            ----------


(Signed) Air Chief Marshal  Chanin Chantrubeksa       (Signed)
                             (Chanin Chantrubeksa)    (Mr. Viratana Suntaranond)


Witness                                               Witness
-------                                               -------

(Signed)                                              (Signed)
          (Miss Chor. Jaruwan Petpaisit)                 (Mrs. Manunya Benjakun)